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                              SETTLEMENT AGREEMENT

          This SETTLEMENT AGREEMENT ("Agreement") is entered into and is effective as of this 2nd day of June 1999 by and between BoysToys.com, Inc. (fka, Alternative Entertainment, Inc.), a Delaware corporation with principal offices at 4275 Executive Square, Suite 800, La Jolla, California 92037 (the "Debtor") and Bowne of Los Angeles, Inc. with principal offices at 2103 East University Drive, Dominguez Hills, California 902220 (the "Creditor")

                                    WHEREAS:

          A. Debtor purchased certain printing services from Creditor for which Debtor is indebted to Creditor in the amount of Forty Eight Thousand One Hundred Sixty-Six Dollars and Seventy-Two Cents ($48,166.72) (the "Settlement Amount").

          B. Both Debtor and Creditor acknowledge and agree that this Agreement is an accord and satisfaction of certain contested matters and that neither this Agreement nor the actions to be taken by any party or their agents under this Agreement shall be construed as an admission of liability.

          C. Subject to the terms and conditions of this Agreement, Debtor and Creditor are willing to fully and final settle all outstanding claims that each party has or may have against the other party.

                    NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1. PAYMENT OF SETTLEMENT AMOUNT. In consideration of Creditor's (A) execution of this Agreement; and (B) delivery of an executed copy of this Agreement to the Law Offices of William M. Aul at 4275 Executive Square, Suite 800, La Jolla, California 92037; together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Debtor agrees that it shall make the following payments to Creditor in payment of the Settlement
Amount: (a) on or before June 10, 1999 Debtor shall remit a check, payable to Creditor in the amount of Six Thousand Dollars ($6,000); (if) on or before the 10th day of the month for an additional five (5) months thereafter, Debtor shall remit a check payable to Creditor in the amount of Six Thousand Dollars ($6,000); and (iii) on or before November 30, 1999 Debtor shall remit a check payable to Creditor in the amount of Twelve Thousand One Hundred Sixty-Six Dollars and Seventy-Two Cents ($12,166.72). Both parties agree that upon Creditor's receipt of all said payments, Debtor shall have paid all amounts due Creditor in payment of the Settlement Amount and that Creditor shall not be entitled to the payment of any interest thereon. In the event that Debtor fails to pay, within ten (10) days, any amounts due Creditor under this Agreement, Debtor shall be in default of this Agreement and Creditor shall be entitled to receive, in addition to any other amounts due hereunder, a late fee equal to five percent (5%) of the amount of any said payment (the "Late Fee").

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2. RELEASE OF CLAIMS. Subject to Debtor's and Creditor's performance of their respective obligations as recited in Section 1.00 of this Agreement, the parties on their own behalf and on behalf of their successors in interest, and assigns, hereby fully and forever release, acquit and discharge all other parties to this Agreement, and their respective heirs, successors in interest, officers, directors, shareholders, agents, employees, assigns, subsidiaries, parent corporations, sister corporations, affiliates, trustees, trustors, beneficiaries, attorneys, and each of them, of and from any and all liabilities, claims, demands, actions, causes of action and rights (contingent, accrued or otherwise) which said releasing parties may now have against any or all parties released.

3. MUTUAL WAIVER OF STATUTORY RIGHTS. Subject to Debtor's and Creditor's performance of their respective obligations as recited in Section 1.00 of this Agreement, each of the parties to this Agreement hereby waives all rights which may exist under Section 1542 of the Civil Code of the State of California, which provides as follows:

                   A GENERAL RELEASE DOES NOT EXTEND TO
                   CLAIMS WHICH THE CREDITOR DOES NOT
                   KNOW OF OR EXPECT TO EXIST IN HIS FAVOR
                   AT THE TIME OF EXECUTING THE RELEASE,
                   WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY
                   AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

4. INDEMNIFICATION AGAINST RELEASED CLAIMS. Each of the parties to this Agreement shall indemnify each person and entity released and discharged, and their respective heirs, successors in interest, officers, directors, shareholders, agents, employees, assigns, subsidiaries, parent corporations, sister corporations, affiliates, trustees, trustors, beneficiaries, attorneys and each of them and shall hold them harmless from and against any and all loss, expense and/or liability arising directly or indirectly out of the enforcement or attempted enforcement by anyone against any such indemnitee of any of the same liabilities, claims, demands, actions, causes of action and rights released and discharged by each such indemnitor, respectively, including, but not limited to, rescission of securities, grant of registration rights or any other securities laws violation.

5. INTERPRETATION OF RELEASE. Notwithstanding anything herein set forth to the contrary, no provision of this Agreement shall constitute or be construed as a release or discharge of any obligations, claims or causes of action hereafter arising out of the breach of any of the terms or provisions of this Agreement.


6. MISCELLANEOUS.

     6.1 FURTHER ASSURANCE. Each of the parties shall hereafter execute all documents and do all acts reasonably necessary to effect the provisions of this Agreement.

     6.2 SUCCESSORS. The provisions of this Agreement shall be deemed to obligate, extend to and inure to the benefit of the successors, assigns, transferees, grantees, and indemnitees of each of the parties to this Agreement.

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     6.3 INDEPENDENT COUNSEL. Each of the parties to this Agreement acknowledges and agrees that it has been represented by independent counsel of its own choice throughout all negotiations which preceded the execution of this Agreement and the transactions referred to in this Agreement, and each has executed this Agreement with the consent and upon the advice of said independent counsel. Each party represents that he or it fully understands the provisions of this Agreement, has consulted with counsel concerning its terms and executes this Agreement of his or its own free choice without reference to any representations, promises or expectations not set forth herein.

     6.4 INTEGRATION. This Agreement, after full execution, acknowledgment and delivery, memorializes and constitutes the entire agreement and understanding between the parties and supersedes and replaces all prior negotiations and agreements of the parties. Each of the parties to this Agreement acknowledges that no other party, nor any agent or attorney of any other party has made any promises, representations, or warranty whatsoever, express or implied, which is not expressly contained in this Agreement; and each party further acknowledges that he or it has not executed this Agreement in reliance upon any belief as to any fact not expressly recited hereinabove.

     6.5 ATTORNEYS FEES. In the event of a dispute between the parties concerning the enforcement or interpretation of this Agreement, the prevailing party in such dispute, whether by legal proceedings or otherwise, shall be reimbursed immediately for the reasonably incurred attorneys' fees and other costs and expenses by the other parties to the dispute.

     6.6 INTERPRETATION. Wherever the context so requires: the singular number shall include the plural; the plural shall include the singular; and the masculine gender shall include the feminine and neuter genders.

     6.7 CAPTIONS. The captions by which the sections and subsections of this Agreement are identified are for convenience only, and shall have no effect whatsoever upon its interpretation.

     6.8 SEVERANCE. If any provision of this Agreement is held to be illegal or invalid by a court of competent jurisdiction, such provision shall be deemed to be severed and deleted; and neither such provision, nor its severance and deletion, shall affect the validity of the remaining provisions.

     6.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts.

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     6.10 DISCLAIMER OF LIABILITY. The parties to this Agreement hereby expressly recognize and agree that the terms and conditions of this Agreement constitute an accord and satisfaction of contested matters and neither the offer nor the acceptance of the terms and conditions hereof represent an admission of liability or responsibility on the part of any party, each party expressly disclaiming any such liability.

     6.11 EXPENSES ASSOCIATED WITH THIS AGREEMENT. Each of the parties hereto agrees to bear its own costs, attorneys fees and related expenses associated with this Agreement.

     6.12 ARBITRATION. Any dispute or claim arising to or in any way related to this Agreement shall be settled by arbitration in San Diego, California. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association ("AAA"). AAA shall designate an arbitrator from an approved list of arbitrators following both parties' review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration (except as set forth in Section 6.5 Above). A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. the decision of the arbitrator shall be binding upon the parties and judgement in accordance with that decision may be entered in any court having jurisdiction thereof.

     6.13 POWER TO BIND. A responsible officer of Creditor has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of Creditor to execute it.

     6.14 CONFIDENTIALITY. The parties hereto agree that the terms of this Agreement and all documents constituting parts of this transaction shall be kept strictly confidential except to the extent necessary to protect the rights of the parties hereto.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.



     FOR DEBTOR:                                          FOR CREDITOR:

     By: /s/ Ralph M. Amato                               By: /s/ James Barden
        ---------------------                                ------------------
         Ralph M. Amato                                       James Barden, V.P.

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